Exhibit #(3.2)

                                	FNB CORPORATION

                             	RESTATEMENT OF BYLAWS
	                         (effective December 19, 1996)

                                   	ARTICLE I

Meetings of Shareholders

     Section 1.1. Annual Meeting. The regular annual meeting of the shareholders for the election of Directors and the transaction of whatever other business that may properly come before the meeting, shall be held at such place as the Board may designate on the second Tuesday of May of each year or at such other time as the Board designates. Notice of such meeting shall be mailed, postage prepaid, at least ten days but not more than sixty days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the holding company. If for any cause, an election of Directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provision of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

     Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors, the Chairman of the Board or the President. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days nor more than sixty days prior to the date fixed for such meeting, to each shareholder at his address appearing on the books of the holding company, a notice stating the purpose of the meeting.

     Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the holding company entitled to vote for the election of Directors. Nominations, other than those made by or on behalf of the existing management of the bank, shall be made in writing and shall be delivered or mailed to the President of the holding company, not less than l4 days nor more than 50 days prior to any meeting of stockholders called for the election of Directors; provided, however, if less than 21 days notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the holding company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the holding company that will be voted for each proposed nominee; (d) the name and address of the notifying shareholder; and (e) the number of shares of capital stock of the holding company owned by the notifying shareholder. Nominations not made in accordance herewith shall not be considered at the meeting.

     Section 1.4   Eligibility for Nomination to Board.    No person (other
than organizers and initial directors) shall be eligible for nomination (and subsequent election) for Director if they have attained or will attain age
seventy (70) on or before the date set for election of Directors.   Any
initial directors appointed to serve who has already attained age seventy (70) will be ineligible for nomination (and subsequent election) for Director if they have attained or will attain age seventy-five (75) on or before the date set for election of Directors. In the event the Corporation acquires voting control ofmore than one chartered bank, any Director of this Corporation who shall serve as a director of such chartered bank controlled by the Corporation shall not be eligible for renomination as a director of this Corporation unless such director resigns as a director of the chartered bank or serves as President of the chartered bank.

     Section 1.5. Judges of Election. Every election of Directors shall be managed by three judges, who shall be appointed from among the shareholders by the Board of Directors. The judges of election shall hold and conduct the election at which they are appointed to serve; and, after the election, they shall file with the Secretary a certificate under their hands, certifying the result thereof and the names of the Directors elected. The judges of election, at the request of the Chairman of the meeting, shall act as tellers of any other vote by ballot taken at such meeting, and shall certify the result thereof.

     Section 1.6. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

     Section 1.7. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

                                  	ARTICLE II

Directors

     Section 2.1. Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have power to manage and administer the business and affairs of the holding company. Except as expressly limited by law, all corporate powers of the holding company shall be vested in and may be exercised by said Board.

     Section 2.2. Number. The Board shall consist of not less than three shareholders nor more than fifteen, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof, provided, however, that a majority of the full Board of Directors may not increase the number of Directors to a number which exceeds by two the number of Directors that were last elected by shareholders.

     Section 2.3 Class of Directors. Directors shall be divided into three classes for the purpose of elections as set forth in the holding company's Articles of Incorporation.

     Section 2.4. Organization Meeting. The President or Executive Vice-President, upon receiving the certificate of the judges, of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the holding company for the purpose of organizing the new Board and electing and appointing officers of the holding company for the succeeding year. Such meeting shall be appointed to be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof, and if, at the time fixed for such meeting, there shall not be a quorum present, the Directors present may adjourn the meeting, from time to time, until a quorum is obtained.

     Section 2.5. Regular Meetings. The Regular Meetings of the Board of Directors shall be held, without notice, on the fourth Wednesday of each month at 8:00 a.m. at the Board of Directors' room at First National Bank or at such time, place and with such frequency as the Board may establish at a regular meeting. When any regular meeting of the Board falls upon a holiday, the meeting shall be held on the next banking business day, unless the Board shall designate some other day.

     Section 2.6. Special Meetings. Special Meetings of the Board of Directors may be called by the President or Executive Vice President of the holding company, or at the request of three (3) or more Directors. Each member of the Board of Directors shall be given notice stating the time and place, by facsimile, letter, or in person, of each such special meeting.

     Section 2.7. Quorum. A majority of the Directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If a quorum is present, the Board may take action through the vote of a majority of directors who are in attendance.

     Section 2.8. Vacancies. When any vacancy occurs among the Directors, the remaining members of the Board, in accordance with the laws of the Commonwealth of Virginia and the Articles of Incorporation of the Corporation, may appoint a Director to fill such vacancy at any regular meeting of the Board, or at a special meeting called for that purpose.

                               	ARTICLE III

Committees of the Board

The Board of Directors has power over and is solely responsible for the management, supervision and administration of the holding company. The Board of Directors may delegate its power, but not any of its responsibilities, to such persons or committees as the Board may determine. The chief executive officers of the Corporation shall serve as ex officio members of all committees of the Board with voting rights; however, membership on the Audit Committee shall not include voting rights.

The Board of Directors must formally ratify written policies authorized by committees of the Board before such policies become effective. Each committee must have one or more member(s), who serve at the pleasure of the Board of Directors. Provisions of the articles and bylaws governing quorum and voting requirements of the Board of Directors, apply to committees and their members as well. The creation of a committee and appointment of members to it must be approved by the Board of Directors.

     Section 3.1.  Administrative Committee.  There shall be an
Administrative Committee composed of not less than two outside directors.
The organizing directors shall appoint the initial Administrative Committee. Thereafter, the Board may appoint new members or replace members whenever it so chooses. The Administrative Committee shall have authority to exercise, when the Board is not in session, all other powers of the Board that may lawfully be delegated. The Administrative Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

     Section 3.2. Asset Liability Management Committee. There shall be an Asset Liability Management Committee composed of not less than two outside directors and any designated officers of the bank subsidiaries, directors and designated officers being appointed by the Board annually or more often. The Asset Liability Management Committee shall have the authority thereto, and to exercise, when the Board is not in session, all powers of the Board regarding the oversight of the holding company's assets and liabilities that may be lawfully delegated. The Asset Liability Management Committee shall keep minutes of its meetings, and such minutes shall be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board with respect thereto shall be entered in the minutes of the Board.

     Section 3.3. Audit Committee. There shall be an Audit Committee composed of not less than two outside directors, exclusive of any active officers of the holding company or its bank subsidiaries, appointed by the Board annually or more often. The duty of that committee shall be to examine at least once during each calendar year and within l5 months of the last examination the affairs of the holding company or its affiliates or cause suitable examinations to be made by auditors responsible only to the Board of Directors and to report the result of such examination in writing to the Board at the next regular meeting thereafter. Such report shall state whether the holding company or its affiliates is in a sound condition, and whether adequate internal controls and procedures are being maintained and shall recommend to the Board such changes in the manner of conducting the affairs of the holding company as shall be deemed advisable.

     Section 3.4 Other Committees. The Board of Directors may appoint, from time to time, from its own members, compensation, special litigation and other committees of one or more persons, for such purposes and with such powers as the Board may determine.

     However, a committee may not:

     (1)  Authorize distributions of assets or dividends.
     (2)  Approve action required to be approved by shareholders.
     (3)  Fill vacancies on the Board of Directors or any of its committees.
     (4)  Amend articles of incorporation.
     (5)  Adopt, amend or repeal bylaws.
     (6) Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

                               	ARTICLE IV

Officers and Employees

     Section 4.1. Chairman of the Board. The Board of Directors may appoint one of its members to be Chairman of the Board to serve at the pleasure of the Board. He shall preside at all meetings of the Board of Directors. The Chairman of the Board shall supervise the carrying out of the policies adopted or approved by the Board. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

     Section 4.2. President. The Board of Directors shall appoint a President of the holding company. The President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these Bylaws. He shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned to him by the Board of Directors.

     Section 4.3. Executive Vice President. The Board of Directors shall appoint an Executive Vice President. The Executive Vice President shall have such powers and duties as may be assigned to him by the Board of Directors. The Executive Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.

     Section 4.4. Secretary. The Board of Directors shall appoint a Secretary of the Board and of the holding company, and shall keep accurate minutes of all meetings. He shall give all notices required by these Bylaws. He shall be custodian of the corporate seal, records, documents and papers of the holding company. He shall provide for the keeping of proper records of all transactions of the holding company. He shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, or imposed by these Bylaws. He shall also perform such other duties as may be assigned to him, from time to time, by the Board of Directors.

     Section 4.5. Other Officers. The Board of Directors may appoint one or more Senior Vice Presidents, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, and such other officers and Attorneys-in-fact as from time to time may appear to the Board of Directors to be required or desirable to transact the business of the holding company. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board of Directors, the Chairman of the Board, the President or Executive Vice President.

     Section 4.6. Tenure of Office. Subject to any agreement to the contrary, the President and Executive Vice President shall hold his office for the current year for which the Board of which he shall be a member was elected, unless he shall resign, become disqualified, or be removed, and any vacancy occurring in the office of President and Executive Vice President shall be filled promptly by the Board of Directors.

                                	ARTICLE V

Stock and Stock Certificates

     Section 5.l. Transfers. Shares of stock shall be transferable on the books of the holding company or such other party as designated by the Board of Directors, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares. The Board of Directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the holding company with respect to stock transfers, voting at shareholder's meetings, and related matters and to protect against fraudulent transfers.

     Section 5.2. Stock Certificates. Certificates of Stock shall bear the signature of any holding company officer and attested by any other holding company officer. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the holding company and properly endorsed.

     Section 5.3. Authorized Capital. The amount of authorized capital stock of this holding company shall be $25,000,000 divided into 5,000,000 shares of common stock, the par value per share of $5, but the capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the Commonwealth of Virginia. No shares shall possess preemptive rights.

                               	ARTICLE VI

Corporate Seal

     The President, the Executive Vice President, the Secretary, the Assistant Secretary or any other officer, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

     (            )
     ( Impression )
     (   Of       )
     (    Seal    )
     (            )

                                  	ARTICLE VII

Miscellaneous Provisions

     Section 7.l. Fiscal Year. The fiscal year of the holding company shall be the calendar year.

     Section 7.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the bank by the President, the Executive Vice President, any Vice President, the Secretary or Assistant Secretary or any other holding company officer. The provisions of this Section 7.2 are supplementary to any provision of these Bylaws.

     Section 7.3. Records. The Articles of Incorporation, the Bylaws and the proceedings of all meetings of the shareholders, the Board of Directors, standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or other officer appointed to act as Secretary of the meeting. A shareholder shall be entitled to inspect the records of the corporation provided (1) he has been a shareholder of record for at least six months immediately preceding his demand or is the holder of record of at least five percent off all outstanding shares and (2) he gives the holding company written notice of his demand at least five business days before the corporation wishes to inspect and copy, as permitted by Virginia law, from time to time.

                                 	ARTICLE VIII

Bylaws

     Section 8.l. Inspection. A copy of the Bylaws, with all amendments thereto, shall at all times be kept in a convenient place within the holding company offices, and shall be open for inspection to all shareholders, during banking hours only, and according to the procedures outlined in Section 7.3.

     Section 8.2. Amendments. The Bylaws may be amended, altered or repealed, at any regular meeting of the Board of Directors, by a vote of a majority of the whole number of the Directors. The Bylaws may also be amended, altered or replaced by shareholders either by unanimous action without a meeting or by a majority vote of the outstanding shares at a duly called meeting.



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